EXHIBIT 10.9

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of April 7, 2014, by and among TRADE STREET OPERATING PARTNERSHIP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), TRADE STREET RESIDENTIAL, INC., a corporation formed under the laws of the State of Maryland (the “Parent”), each of the Lenders party hereto, and REGIONS BANK, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Parent, the Lenders, the Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of January 31, 2014 (as amended previously and in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Credit Agreement.

(a) The Credit Agreement is amended by inserting the following definition of “Tie-In Jurisdiction” in the correct alphabetical order in Section 1.1.:

“Tie-In Jurisdiction” means a jurisdiction in which a “tie-in” endorsement may be obtained for a Mortgage Policy covering a Borrowing Base Property located in such jurisdiction which enforcement effectively ties coverage to other Mortgage Policies covering Borrowing Base Properties located in such jurisdiction and/or other jurisdictions, as applicable.

(b) The Credit Agreement is amended by restating clause (a) of the definition of “Aggregate Borrowing Base Properties Value” contained in Section 1.1. in its entirety as follows:

(a) commencing on the earlier of (x) December 31, 2014, and (y) the first date on which there are six Borrowing Base Properties and at any time after such earlier date, to the extent the amount of the Aggregate Borrowing Base Properties Value attributable to a single Borrowing Base Property would exceed 35.0% of the Aggregate Borrowing Base Properties Value, such excess shall be excluded;

(c) The Credit Agreement is amended by restating the definition of “Implied Debt Yield” contained in Section 1.1. in its entirety as follows:

“Implied Debt Yield” means, with respect to a Pre-Stabilized Property, at the time of computation thereof, the ratio (expressed as a percentage) of (a) the product of (i) the Adjusted Net Operating Income for such Pre-Stabilized Property as of the month most recently ended (or, for purposes of any computation of Implied Debt Yield required under Section 4.1.(b)(ii) or 4.1(c), as of such other month ended to which the Administration Agent agrees) times (ii) 12 to (b) the amount equal to (i) 65% times (ii)(x)the Pre-Stabilized Property Value of such Property minus (y) any excesses described in clauses (a) through (c) of the definition of Aggregate Borrowing Base Properties Value that are excluded from the calculation of Aggregate Borrowing Base Properties Value at such time because such excesses are attributable to such Pre-Stabilized Property, with any subtraction for any excesses excluded under clause (b) with respect to Pre-Stabilized Properties or under clause (c) that included value attributable to both Stabilized Properties and Pre-Stabilized Properties, consisting, in each case, only of such Pre-Stabilized Property’s pro rata share of such excess excluded.

(d) The Credit Agreement is amended by restating Section 4.1.(b)(i)(B) in its entirety as follows:

(B) An operating statement for such Property for the current fiscal year through the fiscal quarter most recently ended (or through such other date to which the Administrative Agent agrees) and an operating statement for such Property for the two fiscal years most recently ended, provided that, with respect to any period such Property was owned by the Borrower or a Subsidiary for less than two years, such information shall only be required to be delivered to the extent available to the Borrower, in each case certified by a representative of the Parent as being true and correct in all material respects and prepared in accordance with GAAP (except that the GAAP footnotes may be omitted);

(e) The Credit Agreement is amended by restating Section 4.1.(b)(ii) in its entirety as follows:

(ii) Appraisal; Final Approval. Promptly upon giving notice to the Lenders under the immediately preceding subsection (b)(i) that the Administrative Agent is prepared to recommend acceptance of such Property as a Borrowing Base Property, the Administrative Agent shall order an Appraisal of such Property. After obtaining the Appraisal of such Property, the Administrative Agent will promptly submit the Appraisal to the Lenders, for approval by the Required Lenders. Each Lender shall notify the Administrative Agent whether it approves of Property as a Borrowing Base Property within 10 Business Days of the submission by the Administrative Agent of the Appraisal for such Property, and if a Lender fails to so notify the Administrative Agent within 10 Business Days, such Lender shall be deemed to have conclusively approved of such Property as a Borrowing Base Property. Upon (A) approval of such Property as a Borrowing Base Property by the Required Lenders, (B) execution and delivery of a Borrowing Base Certificate that includes such Property, (C) execution and delivery of all of the documents that would have been required pursuant to Section 6.1.(a)(xiv)(D), (E), (H) through (K) and (M) through (X) and Sections 6.1.(a)(xv) and (a)(xx) had such Property been a Borrowing Base Property on the Effective Date, (D) if such Property is owned by a Subsidiary of the Borrower, execution and delivery of an Accession Agreement and all of the items that would have been delivered under subsections (vi) through (x) and (xx) of Section 6.1.(a) (other than the items in subsections (vii), (viii), (ix) and (x) thereof for the general partner or manager of such Subsidiary if such items have previously been delivered hereunder) and Section 6.1.(e) if such Subsidiary had been a Guarantor on the Agreement Date, (E) if any Tenant Deposit Accounts into which the Rents of such Property are deposited are not held by the Property Owner of such Property, delivery of a supplement to the Security Agreement (or if no Security Agreement has been previously executed and delivered, a Security Agreement), executed by each Person that holds any such Tenant Deposit Accounts, (F) execution and delivery of a supplement to the Pledge Agreement by the owner of the Equity Interests of the Property Owner of such Property, and if such Pledgor is not already a party to the Pledge Agreement, all of the items that would have been delivered under subsections (vi) through (x) and (xx) of Section 6.1.(a) (other than the items in subsections (vii), (viii), (ix) and (x) thereof for the general partner or manager of such Subsidiary if such items have previously been delivered hereunder) and Section 6.1.(e) if such Subsidiary had been a Pledgor on the Agreement Date, and (G) if such Property is located in a Tie-In Jurisdiction, delivery of updated “tie-in” endorsements to all other existing Mortgage Policies issued to the Administrative Agent with respect to all other Borrowing Base Properties located in that Tie-In Jurisdiction and/or other Tie-In Jurisdictions “tying in” the Mortgage Policy for such Property, to the extent updated “tie-in” endorsements are available, such Property shall become a Borrowing Base Property.

(f) The Credit Agreement is amended by restating Section 6.1.(a)(xiv)(J) in its entirety as follows:

(J) (1) an ALTA mortgagee title policy (or its equivalent in non-ALTA jurisdictions) or unconditional commitments therefor with respect to such Property (the “Mortgage Policy”), insuring that the Security Instrument encumbering such Property creates a valid and enforceable first priority Lien in favor of the Administrative Agent for the benefit of the Lender Parties, subject only to such restrictions, encumbrances, easements and reservations as are acceptable to the Administrative Agent, which Mortgage Policy shall (w) be in an amount of coverage equal to the Stabilized Properties Borrowing Base Availability attributable to such Property if such Property is a Stabilized Property or equal to the Pre-Stabilized Properties Borrowing Base Availability attributable to such Property if such Property is a Pre-Stabilized Property; provided that if a “tie-in” endorsement cannot be obtained for a Mortgage Policy covering such Property, such Mortgage Policy shall be in an amount of coverage equal to 125.0% of the Stabilized Properties Borrowing Base Availability attributable to such Property if such Property is a Stabilized Property or equal to 125.0% of the Pre-Stabilized Properties Borrowing Base Availability attributable to such Property if such Property is a Pre-Stabilized Property, (x) be from First American Title Insurance Company or, if after using commercially reasonable efforts to have such Mortgage Policy issued by First American Title Insurance Company, the Property Owner is unable to have the Mortgage Policy issued by First American Title Insurance Company, from another title insurance company reasonably acceptable to the Administrative Agent, (y) include such available endorsements, including “tie-in” endorsements, and reinsurance as the Administrative Agent may reasonably require, and (z) otherwise satisfy the reasonable title insurance requirements of the Administrative Agent, and (2) evidence reasonably satisfactory to the Administrative Agent that the Property Owner has paid to the title company all expenses and premiums of the title company and all other sums required in connection with the issuance of the Mortgage Policy and to the appropriate Governmental Authorities all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Security Instrument encumbering such property in the appropriate real estate records and the filling of all UCC financing statements related to any other Collateral related to such Property;

(g) In accordance with Section 13.6.(f) of the Credit Agreement, the Credit Agreement is amended by replacing each reference in the Credit Agreement to “Pre-Stabilized Borrowing Base Availability”, including as a defined term in Section 1.1., with a reference to “Pre-Stabilized Properties Borrowing Base Availability”.

(h) The Credit Agreement is amended by deleting Exhibit Q and substituting in its place the Exhibit Q attached hereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following in form and substance satisfactory to the Administrative Agent:

(a) A counterpart of this Amendment duly executed by the Borrower and the Lenders;

(b) A Guarantor Acknowledgement substantially in the form of Exhibit A attached hereto, executed by each Guarantor; and

(c) Such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3. Representations. Each of the Parent and the Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each Lender as follows:

(a) Authorization. Each of the Parent and the Borrower has the right and power, and has taken all necessary action to authorize the execution and delivery of this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by the duly authorized officers of the Parent and the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Parent and the Borrower enforceable against the Parent and the Borrower in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b) Compliance with Laws, etc. The execution and delivery by the Parent and the Borrower of this Amendment and the performance by each of the Parent and the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approvals or violate any Applicable Laws relating to the Parent or the Borrower; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Parent or the Borrower or any indenture, agreement or other instrument to which the Parent or the Borrower is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent or the Borrower.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations. Each of the Parent and the Borrower hereby repeats and reaffirms all representations and warranties made by such Person to the Administrative Agent, the Issuing Bank and the Lenders in the Credit Agreement, after giving effect to the amendment in Section 1(c) hereof, and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5. Confirmation and Reaffirmation. By its execution on the respective signature lines provided below, as of the Amendment Effective Date, the Borrower hereby confirms and ratifies all of its obligations and the Liens granted by it under any Security Document to which it is a party and all of its obligations under any Environmental Indemnity Agreement to which it is a party.

Section 6. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. This Amendment shall constitute a Loan Document.

Section 7. Expenses. The Borrower shall reimburse the Administrative Agent upon demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) actually incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect, and this Amendment shall not limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent, the Issuing Banks or the Lenders under the Credit Agreement or any other Loan Document. The amendments contained herein shall be deemed to have prospective application only.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be executed as of the date first above written.

TRADE STREET OPERATING PARTNERSHIP, LP

By: Trade Street OP GP, LLC, General Partner

By: Trade Street Residential, Inc., Sole Member

By:	/s/ Richard Ross
Name: Richard Ross
Title: Interim Chief Executive Officer and Chief Financial Officer

TRADE STREET RESIDENTIAL, INC.

By:	/s/ Richard Ross
Name: Richard Ross
Title: Interim Chief Executive Officer and Chief Financial Officer

[Signatures Continue on Next Page]

[Signature Page to Second Amendment Credit Agreement with Trade Street Operating Partnership, LP]

REGIONS BANK, as Administrative Agent, as Swingline Lender, as Issuing Bank and as a Lender

By:	/s/ Kerri L. Raines
	Name:	Kerri L. Raines
	Title:	Vice President

[Signatures Continue on Next Page]

[Signature Page to Second Amendment Credit Agreement with Trade Street Operating Partnership, LP]

U.S. Bank National Association

By:	/s/ J. Lee Hord
	Name:	J. Lee Hord
	Title:	Vice President

EXHIBIT A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of April 7, 2014 (this “Acknowledgement”) executed by each of the undersigned (the “Guarantors”) in favor of REGIONS BANK, as Administrative Agent (the “Administrative Agent”), the Issuing Bank and each “Lender” a party to the Credit Agreement referred to below (the “Lenders”).

WHEREAS, Trade Street Operating Partnership, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), Trade Street Residential, Inc., a real estate investment trust formed under the laws of the State of Maryland (the “Parent”), the Lenders, the Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of January 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, each of the Guarantors is a party to (i) that certain Guaranty dated as of January 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which they guarantied, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the Guaranty, (ii) certain other Security Documents (as defined in the Credit Agreement), each dated as of January 31, 2014, and (iii) an Environmental Indemnity Agreement (as defined in the Credit Agreement), dated as of January 31, 2014;

WHEREAS, the Parent, the Borrower, the Administrative Agent and the Lenders are to enter into a Second Amendment to Credit Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Credit Agreement on the terms and conditions contained therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantors execute and deliver this Acknowledgement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Reaffirmation. Each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent, the Issuing Banks and the Lenders under the Guaranty and each of the Security Documents to which it is a party and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty or any Security Document or Environmental Indemnity Agreement to which such Guarantor is party or reduce, impair or discharge the obligations of such Guarantor thereunder. Each of the Guarantors further agrees that references to the Credit Agreement contained in any Loan Document shall be deemed to be references to the Credit Agreement, as amended by the Amendment.

Section 2. Governing Law. THIS ACKNOWLEDGMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

A-1

Section 3. Counterparts. This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

[Signatures on Next Page]

A-2

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

TRADE STREET RESIDENTIAL, INC.

By:
Name: Richard Ross
Title: Chief Financial Officer

BSF-ARBORS RIVER OAKS, LLC
POST OAK JV, LLC
FOX PARTNERS, LLC
MERCE PARTNERS, LLC

By:	TS Manager, LLC, as manager

By:
Name: Richard Ross
Title: Vice President

TS BIG CREEK, LLC, a Delaware limited liability company

By:	Trade Street Operating Partnership, LP, its sole member

By:	Trade Street OP GP, LLC, its general partner

By:	Trade Street Residential, Inc., its sole member

By:
Name: Richard Ross
Title: Chief Financial Officer

A-3

EXHIBIT Q

FORM OF COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement dated as of January 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Trade Street Operating Partnership, LP (the “Borrower”), Trade Street Residential, Inc. (the “Parent”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Regions Bank, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section [6.1.(a)(xi)][1][9.3.] [2] of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent, the Issuing Bank and the Lenders that:

1. The undersigned is the Chief Financial Officer of the Parent.

2. The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Borrower and its Subsidiaries as of, and during the relevant accounting period ending on, _______________, 20__ (the “Fiscal Period End Date”).

3. Pursuant to the Credit Agreement, the Parent is furnishing to you herewith (or has most recently furnished to you) the consolidated financial statements of the Parent for the Fiscal Period End Date. In the undersigned’s opinion, such financial statements present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of Parent and its Subsidiaries as of the date thereof and the result of operations for such period.

4. Schedule I attached hereto sets forth in reasonable detail as of the end of such fiscal quarter or fiscal year, as the case may be, the calculations required to establish whether the Borrower was in compliance with the covenants contained in Section 10.1 as of the Fiscal Period End Date.

5. As of the date hereof, the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities are less than or equal to the Maximum Loan Availability.

6. To the best of the undersigned’s knowledge, information and belief, no Default or Event of Default exists as of the date hereof [except as set forth on Attachment A hereto, which accurately describes the nature of the conditions(s) or event(s) that constitute (a) Default(s) or (an) Event(s) of Default and the actions which the Borrower (is taking)(is planning to take) with respect to such condition(s) or event(s)],

6. The representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects), except to the extent such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement and the other Loan Documents.

1	To be delivered on the Effective Date.

2	To be delivered quarterly.

Q-1

IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of ___________, 20__.

Name:
Title:	Chief Financial Officer of Trade Street Residential, Inc.

Q-2